Exhibit 32.1

 CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO SECTION 1350 OF CHAPTER 63
                     OF TITLE 18 OF THE UNITED STATES CODE


I, Jonathan P. Ward, the Chairman and Chief Executive Officer of The ServiceMaster Company, certify that (i) the Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, fully complies with requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of The ServiceMaster Company.




                                            /S/ JONATHAN P. WARD
                                            -----------------------------------
                                            Jonathan P. Ward
                                            Chairman and Chief Executive Officer
                                            August 9, 2005


A signed original of this written statement required by Section 906 has been provided to The ServiceMaster Company and will be retained by The ServiceMaster Company and furnished to the Securities and Exchange Commission or its staff upon request.



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